UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2012

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On August 24, 2012, Martin J. Rucidlo was engaged by AMP Holding Inc. (the "Company") to serve as the President of the Company.  Mr. Rucidlo will replace Stephen S. Burns who resigned as President.  Mr. Burns will continue to serve as a director as well as Chief Executive Officer, Secretary and Treasurer of the Company.

There is no understanding or arrangement between Mr. Rucidlo and any other person pursuant to which Mr. Rucidlo was appointed as the President of the Company.  Mr. Rucidlo does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer.  Since January 1, 2011, Mr. Rucidlo has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Martin J .Rucidlo Letter of Appointment

On August 24, 2012, Mr. Rucidlo entered into a letter agreement (the “Agreement”) with the Company pursuant to which he was appointed as the President of the Company in consideration of an annual salary of $125,000.  As additional compensation, the Company granted Mr. Rucidlo options to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.21 per share.  The options will expire three years from the vesting period with 90,000 options vesting upon the signing of the Agreement and 105,000 options vesting each of the following two years on the anniversary date of the Agreement for a total of 300,000 shares.

Martin J. Rucidlo, age 55, has over 30 years of experience in a multitude of positions ranging from industrial manufacturing engineer to general manager in the Aerospace and Automotive Industries.  From 2006 to 2009, Mr. Rucidlo served as the Director of NVC Health Sales for Nuance Communication where he maintained a top line growth responsibility for Sprint sales as well as healthcare vertical.  From 2009 until 2010, Mr. Rucidlo served as the Director of Technology Sales for Quest Diagnostics / MedPlus where he maintained a top line growth responsibility for the central United States region.  From 2010 through the present, Mr. Rucidlo has served as the Director of Sales for AMP Electric Vehicles Inc. (“AMP”), the Company’s wholly-owned operating subsidiary, where he has maintained a top sales growth responsibility for the global market of AMP’s electric vehicles.  Mr. Rucidlo’s work history includes over 15 years of experience with large fortune 500 companies such as ALCOA, PCC Airfoils as well as experience with small to medium size companies ranging from start-ups to over $100 million in annual sales.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement by and between AMP Holding Inc. and Martin J. Rucidlo dated August 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: August 30, 2012	By:	/s/ Stephen Burns
Name: Stephen Burns
Title: CEO

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